Vitasti Executes Agreement with North America's Largest Distributor of Health and Wellness Products and Announces that a Health and Wellness Industry Market Leader Joins the Company's Board of Directors

Monday August 1, 4:00 pm ET

NEW YORK, Aug. 1, 2005 (PRIMEZONE) -- Vitasti, Inc. (OTC BB:VITS.OB - News) (the ``Company'') is pleased to announce that it has successfully come to an agreement with Higgins Cohn Brand Management (``HCBM'') to distribute the Company's line of health and wellness products. HCBM, currently representing over $40 million in sales for other leading health and wellness brands, will begin distribution of the Company's new Acai Berry Granola and several other product lines set to launch this fall.

``HCBM is a leader in the industry with an amazing distribution channel that will allow for instant penetration of our products in the nutraceutical and health food market. In our opinion, they are the best in the industry with most of North America's leading retail chains in its distribution channel.'' says Tammy-Lynn McNabb, President of Vitasti Inc.
The Company is also pleased to announce that the President of HCBM, Patrick Higgins, will join the Company's Board of Directors (the ``Board'') effective immediately. ``Having Mr. Higgins join our Board and provide his extensive experience in brand management within the health and wellness industry lends substantial credibility to what the Company is trying to accomplish. Patrick's ability to pick winners for product development is above reproach, and having him on the Company's Board will set our Company apart from others,'' adds McNabb.

``I like the direction Vitasti is headed with their products currently under development and look forward to lending my expertise in the industry to take the Company to the next level,'' says Patrick Higgins, founder of HCBM. ``Myself and John Cohn (Partner) will work closely with Vitasti in bringing several products, currently under development, to fruition,'' said Higgins.

About Higgins, Cohn Brand Management

Higgins Cohn Brand Management (HCBM) is a leading consumer products management organization, providing strategic operations and sales execution services to consumer brands. HCBM assists businesses more effectively through brand development and market penetration. They have an impeccable track record and have worked with some of the largest brands in the industry representing over $40 million in sales.

The company specializes in complete management of the market for natural and specialty product manufacturers. They offer clients valuable capabilities including: customer service, logistics, warehousing, market research, media services, design services and sales coverage. The core strength of their team, combined with full-range capabilities, provides clients with the strong infrastructure necessary to compete in the natural and specialty product market.

HCBM's team consists of some of the most experienced people in the natural and specialty products industry.

About Vitasti, Inc.

Vitasti, Inc. is well known in the specialty foods industry for producing and delivering exceptional products and services to its customers. One division of the company operates as Vitasti Lifestyle Markets, Bakeries and Cafes. The company meets the needs of consumers who follow specialized diets and through its own manufacturing facility, a portion of the products sold are produced to meet specific dietary needs. The company's focus is to develop or joint venture with developers to produce and distribute leading edge products and services within the health and wellness industry and meet the needs of ailments related to diet and nutrition.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Vitasti Inc.
Tammy-Lynn McNabb, CEO and President
866-677-2272
info@vitasti.com
http://www.vitasti.com